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                                                                     Exhibit 5.1



                     Tressler, Soderstrom, Maloney & Priess
                                Attorneys At Law
                               3070 Bristol Street
                                    Suite 450
                          Costa Mesa, California 92626



                                 April 16, 2002

Greengate Corporation
3070 Bristol, Suite 450
Costa Mesa, CA  92626

        Re:    Registration Statement on Form SB-2


Gentlemen:

        You have requested our opinion as counsel for Greengate Corporation, a Delaware corporation (the "Company"), as to the matters set forth below in connection with the registration under the Securities Act of 1933 (the "Securities Act") on Form SB-2 (the "Registration Statement") of the following securities:

        1. 200,000 shares of the Company's Common Stock, par value $.0001 per share (the "Company Shares"), 200,000 Class A Redeemable Common Stock Purchase Warrants (the "Class A Warrants"), each such Class A Warrant entitling the registered holder thereof to purchase one share of Common Stock, and 200,000 Class B Redeemable Common Stock Purchase Warrants (the "Class B Warrants," and together with the Class A Warrants, the "Warrants"), each such Class B Warrant entitling the registered holder thereof to purchase one share of Common Stock;

        2. 400,000 shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"); and

        3. 300,000 shares of Common Stock presently issued and outstanding which are being registered on behalf of the selling stockholders named in the Registration Statement (the "Selling Stockholder Shares").

        We have examined the Company's Registration Statement. We have also examined the Certificate of Incorporation of the Company, the Bylaws and minute books of the Company, and such other documents as we deemed pertinent as a basis for the opinion hereinafter expressed.

        Based on the foregoing, it is our opinion that:

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Greengate Corporation
April 16, 2002
Page 2


        1. The Company Shares and the Warrants have been duly authorized and, when sold and issued by the Company in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable.

        2. The Warrant Shares reserved for issuance upon exercise of the Warrants have been duly authorized and, when issued and delivered by the Company upon exercise thereof in accordance with their terms and against payment therefor, will be validly issued, fully paid and non-assessable.

        3. The Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and non-assessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the caption "Legal Matters" in the prospectus comprising a part of such Registration Statement and any amendment thereto. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

        This opinion is limited solely to the matters set forth herein and is delivered to you only with regard to, and is intended for use solely in connection with, the Registration Statement.

                                        Very truly yours,



                                        Tressler, Soderstrom, Maloney & Priess
CRC/gm